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                                                                    EXHIBIT 3.73

                              AMENDED AND RESTATED
                            CERTIFICATE OF FORMATION

                                       OF

                           PASTORIA ENERGY CENTER, LLC

      Pastoria Energy Center, LLC (hereinafter called the "company"), a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, does hereby certify:

      FIRST: The name of the limited liability company (hereinafter called the "company") is Pastoria Energy Center, LLC.

      SECOND: The original Certificate of Formation of Pastoria Energy Center, LLC, was filed with the Delaware Secretary of State on November 17, 2000.

      THIRD: The Amended and Restated Certificate of Formation of Pastoria Energy Center, LLC, in the form attached hereto has been duly adopted in accordance with the provisions of Section 18-208 of the Limited Liability Act of the State of Delaware and is hereby incorporated herein by this reference.

IN WITNESS WHEREOF, Pastoria Energy Center. LLC, has caused this Amended and Restated Certificate of Formation to be signed by an Authorized Person on this 23rd day of July, 2001.

                                 Pastoria Energy Center, LLC

                                 By: /s/ Lisa M. Bodensteiner
                                     -------------------------------------------
                                     Lisa M. Bodensteiner, Assistant Secretary

     STATE OF DELAWARE
    SECRETARY OF STATE
 DIVISION OF CORPORATIONS
FILED 09:00 AM 07/24/2001
    010358888 - 3317883

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                              AMENDED AND RESTATED
                            CERTIFICATE OF FORMATION

                                       OF

                         CALPINE PASTORIA HOLDINGS, LLC

      1. The name of the limited liability company is Calpine Pastoria Holdings, LLC.

      2. The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are National Registered Agents, Inc., 9 East Loockerman Street, Dover, Delaware 19901.